Exhibit 99.1

FOR IMMEDIATE RELEASE

QUALCOMM Contacts:

Emily Gin, Corporate Public Relations

Phone: 1-858-651-4084

Email: publicrelations@qualcomm.com

or

Bill Davidson, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Axesstel Contact:

Alireza Saifi, Investor Relations

Phone: 1-858-625-2100

QUALCOMM and Axesstel Expand CDMA License Agreement for Mobility

SAN DIEGO — February 9, 2005 — QUALCOMM Incorporated (Nasdaq: QCOM), pioneer and world leader of Code Division Multiple Access (CDMA) digital wireless technology, and Axesstel, Inc. (AMEX: AFT), a leading designer, developer and marketer of fixed wireless voice and data products for the worldwide telecommunications market, today announced that the companies have expanded the scope of their existing license agreement. Under the terms of the new worldwide, royalty-bearing license, QUALCOMM has granted Axesstel a patent license to develop, manufacture and sell mobile cdmaOne™ (IS-95) and CDMA2000® subscriber units. Axesstel had previously been licensed solely for cdmaOne and CDMA2000 fixed wireless terminals.

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QUALCOMM and Axesstel Expand CDMA License Agreement for Mobility	Page 2 of 3

“QUALCOMM is pleased to enter into this expanded agreement with Axesstel and looks forward to their continued success with their CDMA fixed wireless product line and any future mobile CDMA products that they may market,” said Marv Blecker, senior vice president and general manager of technology licensing for QUALCOMM.

“Axesstel is pleased to obtain a license from QUALCOMM to manufacture and sell mobile products,” said Mike Kwon, Chairman and CEO for Axesstel. “The expanded agreement ensures that all of Axesstel’s current fixed wireless CDMA-based products are within the scope of the license and resolves any concerns and potential uncertainty related to our license rights as cited in our recent SEC filings, and the impact to our business and operations is expected to be minimal.”

Axesstel designs, develops and markets fixed wireless voice and data products for the worldwide telecommunications market. Axesstel’s products are based on CDMA technology, and include CDMA2000 and emerging third-generation, or 3G, broadband data technologies, which are next-generation versions of the CDMA standard. Axesstel’s product lines include fixed wireless desktop phone terminals, payphone terminals, voice/data terminals and broadband modems used for high-speed data services. Axesstel is headquartered in San Diego, Calif., with a research and development center in Seoul, South Korea.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company’s CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2004 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.

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QUALCOMM and Axesstel Expand CDMA License Agreement for Mobility	Page 3 of 3

With the exception of historical information, the statements set forth above include forward-looking statements relating to Axesstel’s relationship with QUALCOMM Incorporated and Axesstel’s ability to develop and market new products which may affect Axesstel’s results and future viability. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the possibility of delays in adoption of new technologies in developing markets, lack of continued acceptance or growth of CDMA technology in target markets, the possibility that networks that can support our CDMA2000 1xEV-DO and 1xEV-DV broadband modems will not be widely deployed, competition for contracts with its large telecommunication carrier customers, the risks of dependence on a limited number of those customers such as Tata Teleservices, the requirement for end users to accept its products and technologies, Axesstel’s dependence on sole source suppliers, including QUALCOMM for CDMA chips, the possibility of unforeseen manufacturing difficulties, Axesstel’s need to attract and retain skilled personnel, and other risk factors and information contained in Axesstel’s filings with the Securities and Exchange Commission.

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QUALCOMM is a registered trademark of QUALCOMM Incorporated. cdmaOne is a trademark of the CDMA Development Group. CDMA2000 is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.